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                                                                    Exhibit 10.1


                               SUBLEASE AGREEMENT
                               ------------------


  THIS SUBLEASE AGREEMENT made and entered into as of the 1st day of August, 1996, by and between BLAIR HAVEN ENTERTAINMENT, INC., d/b/a COMMERCIAL DOWNLINK, an Ohio corporation (hereinafter called "Sublessor"), and SEAVISION, INC., a Delaware corporation (hereinafter called "Sublessee").

    1.   Demise of Premises.  For and in consideration of the covenants,
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conditions and agreements hereinafter contained, Sublessor does hereby demise and lease unto Sublessee and Sublessee does hereby accept and take from Sublessor the following described premises (the "Demised Premises"):

         4,971 square feet of space on the first floor of that certain building known as One Pinewood Centre, 13320 State Route 7 North, Lisbon, Ohio 44432, together with the right of ingress and egress and the right to park vehicles of Sublessee's employees and visitors in the adjoining parking lot.

    2.   Term.  The term of this Sublease (the "Sublease Term") shall commence
         ----
upon the 1st day of August, 1996, and shall continue until terminated by either party upon thirty (30) days' notice.

    3.   Use of Premises.  Sublessee shall use and occupy the Demised Premises
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for general office purposes and any other lawful purpose.

    4.   Base Rental.  Sublessee covenants, stipulates and agrees to pay to
         -----------
Sublessor as Base Rental for the Demised Premises the sum of Thirty Seven Hundred and No/100 Dollars ($3,700.00) per month, payable on the first day of each and every month

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during the term of this Sublease.  The parties acknowledge that a portion of the
Base Rental amount is to compensate Sublessor for certain administrative services provided by Sublessor for Sublessee, including secretarial services, warehousing and inventory control.

    5.   Other Costs and Expenses.  Sublessee shall be responsible for the cost
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of any insurance Sublessee desires to maintain on its personal property in the
Demised Premises. Sublessor shall be responsible for all other expenses associated with the Demised Premises, including, without limitation, real estate taxes, heating, fuel, gas, electricity, sewerage, rubbish removal and other utility expenses (excluding telephone), fire and hazard insurance and general liability insurance, janitorial services, and all other costs of operation and maintenance of the Demised Premises and the building containing the Demised Premises.

    6.   Assignment.  Sublessee may assign this Sublease or sublet the Demised
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Premises or any part thereof without the consent of Sublessor; provided, however, Sublessee shall notify Sublessor not less than thirty (30) days in advance of such assignment or subletting.

    7.   Removal of Fixtures.  Sublessor agrees that Sublessee may remove its
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trade fixtures at the end of the Sublease term or any renewal thereof, provided all rent shall be paid to the end of such term and all damages occasioned by such removal shall be properly repaired by Sublessee.

    8.   Alterations to the Demised Premises.  Sublessor agrees that Sublessee
         -----------------------------------
may, at its own expense, from time to time during the term hereof, make such alterations, additions and changes, other than structural, in and to the Demised Premises as it finds necessary or convenient for its purposes. Sublessee agrees that all alterations, additions and changes made

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by it will be done or made in a first-class workmanlike manner, and anything in this Sublease to the contrary notwithstanding, Sublessor and Sublessee agree that Sublessee shall have the right, but no obligation at the end of the term of this Sublease or any extension thereof to remove the same. If Sublessee elects not to remove any such alterations, additions or changes, ownership thereof shall vest in Sublessor upon expiration of this Sublease.

    9.   Maintenance and Repairs.  Sublessor shall be responsible at its cost
         -----------------------
for all maintenance, repairs and replacements to the Demised Premises, except those required by the negligence or fault of Sublessee.

    10.  Events of Default.  Any one or more of the following shall constitute
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an "Event of Default" under this Sublease:  (a) Sublessee shall fail to make payment of any installment of rent or of any other sum provided under this Sublease within ten (10) days after receipt of written notice that it remains due and payable, or (b) Sublessee fails to perform or observe any other covenant of this Sublease within thirty (30) days after Sublessor notifies Sublessee of such failure; provided, however, if such failure cannot be remedied within thirty (30) days, Sublessee will not be in default if it begins such remedy within thirty (30) days and thereafter diligently pursues the same to completion, or (c) Sublessee is adjudicated a bankrupt, or any assignment is made by Sublessee for the benefit of creditors, or a receiver is appointed for Sublessee.

    11.  Signs.  Sublessee may erect such signs upon any part of the exterior of
         -----
the Demised Premises as are in compliance with all applicable laws and are customarily used by others in similar businesses.

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    12.  Damage to Premises.  Sublessor agrees with Sublessee that if the
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Demised Premises shall, during the term of this Sublease, be damaged by fire, explosion, storm, flood or other unavoidable cause, and the damage be so slight as not to affect the occupancy by Sublessee in the normal conduct of its business, then Sublessor shall repair said damage as soon as possible and restore the Demised Premises to the same physical condition as they were prior to said damage. If the Demised Premises shall be damaged as aforesaid to the extent that Sublessee cannot use and enjoy the same in the normal conduct of its business, but repairs may reasonably be made and completed thereon so as to render the Demised Premises suitable for use and occupancy by Sublessee within a period of ninety (90) days from the date of such damage, then and in that event, unless Sublessee notifies Sublessor that it wishes to terminate this Sublease, Sublessor shall promptly make the required repairs within said period and the rent, during the time required for the making of said repairs, shall be proportionately abated so that Sublessee shall not be required to pay to Sublessor that portion of the rent herein reserved which would have been otherwise payable during the period required for such repairs had such damage not occurred. In the event that the Demised Premises shall be totally destroyed by fire, explosion, storm, flood or unavoidable cause, or in the event that they shall be so substantially destroyed that they cannot be repaired and rendered fit for occupancy by Sublessee in its normal course of business within a period of ninety (90) days from the date of such damage, then this Sublease, at the option of either party hereto, may be terminated, and neither party hereto shall, after such termination, be liable hereunder.

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    13.  Quiet Enjoyment.  Sublessor covenants that Sublessee shall have and
         ---------------
enjoy, during the term of this Sublease, the quiet and undisturbed possession of the Demised Premises. Sublessee covenants that it will deliver quiet and peaceful possession of the Demised Premises to Sublessor in as good order and repair at the end of the Sublease term as they were at the beginning of said term, reasonable wear and tear excepted.

    14.  Sublessor's Non-Performance.  If Sublessor shall be in default in the
         ---------------------------
performance of any of its obligations hereunder, Sublessee may, but is not obligated to, after ten (10) days' written notice to Sublessor, perform the same for the account of Sublessor, and deduct the cost thereof from rental payments due hereunder.

    15.  Condemnation.  If the whole of the Demised Premises is taken by any
         ------------
government or public authority under the power of eminent domain, or conveyed in lieu thereof, then the Sublease term will cease from the day possession of the Demised Premises is taken and the rent will be paid up to that day. In the event that less than the whole of the Demised Premises is taken, either party will have the option, to be exercised within thirty (30) days of the date that possession of the part of the Premises is taken, to terminate this Sublease and the rent will be paid up to the date of termination.

    If neither Sublessor nor Sublessee exercises said option, then this Sublease will continue in full force and effect, except that the rent will be reduced to an amount bearing the same proportion to the rent before such taking or condemnation as the size of the Demised Premises after such taking or condemnation bears to the size of the Demised Premises before such taking or condemnation.

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    Sublessor and Sublessee shall each be entitled to such portion of the compensation award as may be allowed under the laws of the State of Ohio.

    16.  Sublessor's Access to Premises.  Sublessee agrees that it will permit
         ------------------------------
Sublessor to have free access to the Demised Premises, on reasonable advance, written notice to Sublessee, for the purpose of inspecting the same or making repairs in accordance with the provisions of this Sublease, and also for the purpose of showing the Demised Premises to prospective tenants or purchasers and representatives of governmental agencies, insurance carriers and lending institutions.

    17.  Estoppel Certificate.  At any time, and from time to time, upon the
         --------------------
written request of either party or any mortgagee, the other party, within ten
(10) days of the date of such written request, agrees to execute and deliver to the requesting party and/or such mortgagee, without charge, a written Estoppel Certificate.

    18.  Notices.  All notices required or desired to be given hereunder shall
         -------
be in writing and shall for the purpose of this Sublease be deemed to have been duly given:

         (a) To Sublessor at One Pinewood Centre, 13320 State Route 7 North, Lisbon, Ohio 44432, or to such other address as Sublessor may from time to time designate in writing to Sublessee.

         (b) To Sublessee at 300 Greentree Commons, 381 Mansfield Avenue, Pittsburgh, Pennsylvania 15220, or to such other address as Sublessee may from time to time designate in writing to Sublessor.

    All notices shall be served by hand delivery or by nationally recognized overnight delivery service or by prepaid registered or certified mail and shall be effective on the date

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of delivery if they are hand delivered or one business day after deposited with the overnight delivery service or three (3) days after posting if mailed.

    19.  Successors and Assigns.  The covenants, agreements and conditions
         ----------------------
contained in this Sublease shall run with the Demised Premises and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

    20.  Entire Agreement.  This Sublease contains the entire agreement of the
         ----------------
parties hereto with respect to the letting and hiring of the Demised Premises and may not be amended, modified, released, surrendered or discharged, in whole or in part, except by an instrument in writing signed by all of the parties hereto, their successors or assigns.

    21.  Captions.  The captions of the Paragraphs of this Sublease are used
         --------
solely for convenience of reference and shall not control or affect the meaning or interpretation of any provision of this Sublease.

    IN WITNESS WHEREOF, the parties hereto, intending to be legally bound have executed this Sublease Agreement on the day and year first above written.

WITNESS:                              BLAIR HAVEN ENTERTAINMENT, INC.,
                                      d/b/a COMMERCIAL DOWNLINK


__________________________________    By: __________________________________

                                      Title: _______________________________


__________________________________

[Signatures continued on next page.]

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[Signatures continued from previous page.]


WITNESS:                              SEAVISION, INC.


__________________________________    By: __________________________________

                                      Title: _______________________________


__________________________________

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